Exhibit 10.28.1

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

among

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as administrative agent (“Administrative Agent”)

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as buyer (“Buyer”)

and

AMERIHOME MORTGAGE COMPANY, LLC, as seller (“Seller”)

Dated as of October 30, 2020

AMERIHOME GMSR ISSUER TRUST

MSR COLLATERALIZED NOTES,

SERIES 2018-VF1

Schedule 1                                     —      Responsible Officers of Seller

Schedule 2                                     —      Asset Schedule

Schedule 3                                     —      Buyer Account

Exhibit A                                             —      Form of Transaction Notice

Exhibit B                                             —      Existing Indebtedness

v

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

This Amended and Restated Master Repurchase Agreement (“Agreement”) is made as of October 30, 2020 (the “Effective Date”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“CSFB”), as administrative agent (the “Administrative Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CSCIB”), as buyer (“Buyer”), and AMERIHOME MORTGAGE COMPANY, LLC (“AmeriHome”), as seller (“Seller”). Capitalized terms have the meanings specified in Sections 1.01 and 1.02.

W I T N E S S E T H :

WHEREAS, the Buyer, Seller and the Administrative Agent have entered into that certain Master Repurchase Agreement, dated as of August 13, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Original Repurchase Agreement”);

WHEREAS, AmeriHome GMSR Issuer Trust, as issuer (the “Issuer”), Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), AmeriHome, as administrator (in such capacity, the “Administrator”) and as servicer (in such capacity, the “Servicer”), the Administrative Agent and Pentalpha Surveillance LLC, as credit manager, are parties to that certain Amended and Restated Base Indenture, dated as of October 30, 2020 (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Base Indenture”), as supplemented by the Amended and Restated Series 2018-VF1 Indenture Supplement, dated as October 30, 2020, by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer and the Administrative Agent (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2018-VF1 Indenture Supplement”);

WHEREAS, pursuant to the Base Indenture and the Series 2018-VF1 Indenture Supplement, the Issuer has duly authorized the issuance of a Series of Notes, as a single Class of Variable Funding Notes, known as the “AmeriHome GMSR Issuer Trust MSR Collateralized Notes, Series 2018-VF1” (the “Note”);

WHEREAS, pursuant to Section 10.3(e)(iii) of the Base Indenture, so long as any Note is Outstanding and until all obligations have been paid in full, AmeriHome shall not consent to any amendment, modification or waiver of any term or condition of any Transaction Document, without the prior written consent of the Administrative Agent;

WHEREAS, the Original Repurchase Agreement is a Transaction Document; and

WHEREAS, the Buyer, Seller and Administrative Agent have agreed, subject to the terms of this Amendment, that the Original Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Original Repurchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01                                Certain Defined Terms.  Capitalized terms used herein shall have the indicated meanings:

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (a) the filing of a petition commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering of any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such Person or its Affiliate or any substantial part of the property of either; (c) the appointment of a receiver, conservator, or manager for such Person or its Affiliate by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such Person or its Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such Person or its Affiliate of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any Person acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person or its Affiliate, or shall have taken any action to displace the management of such Person or its Affiliate or to curtail its authority in the conduct of the business of such Person or any of its Affiliates.

“Additional Repurchase Assets” has the meaning set forth in Section 4.02(c).

“Administrative Agent” has the meaning given to such term in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided, however, that for purposes of this Agreement, Aris Mortgage Holding Company, LLC shall be deemed to be the only Affiliate of Seller.

“Agreement” has the meaning given to such term in the preamble to this Agreement.

“AmeriHome” has the meaning given to such term in the preamble to this Agreement.

“Applicable Lending Office” means the “lending office” of Buyer (or of an Affiliate of Buyer) designated in Section 10.05 or such other office of Buyer (or of an Affiliate of Buyer) as Buyer may from time to time specify to Seller in writing as the office by which the Transactions are to be made and/or maintained.

“Asset Schedule” means Schedule 2 attached hereto, which lists the Note, as such schedule shall be updated from time to time to reflect any increases or decreases in the VFN Principal Balance thereof in accordance with Section 2.13.

“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Base Indenture” means the Amended and Restated Base Indenture, dated as of October 30, 2020, among Buyer, Citibank, N.A., as indenture trustee, as calculation agent, as paying agent and as securities intermediary, Seller, as administrator and as servicer, CSFB, as administrative agent, and the Credit Manager, including the schedules and exhibits thereto.

“Base Rate” means the greater of (i) LIBOR Rate and (ii) [***].

“Buyer” means CSCIB, together with its successors, and any assignee of and Participant or Transferee in the Transaction.

“Buyer Account” means the account identified on Schedule 3 hereto.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change in Control” means:

(A)                               any transaction or event as a result of which Aris Mortgage Holding Company, LLC ceases to own, beneficially or of record, 100% of the membership interests of Seller;

(B)                               the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction); or

(C)                               the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock or other equity interests outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders or other equityholders of Seller immediately prior to such merger, consolidation or other reorganization.

“Closing Date” means August 13, 2018.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means the obligation of Buyer to enter into Transactions with Seller with an aggregate outstanding Purchase Price at any one time not to exceed the Committed Amount.

“Commitment Period” means the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitment shall have terminated pursuant to this Agreement.

“Committed Amount” has the meaning assigned to the term in the Pricing Side Letter.

“Confidential Information” has the meaning set forth in Section 10.11(b).

“Control”, “Controlling” or “Controlled” means the possession of the power to direct or cause the direction of the management or policies of a Person through the right to exercise voting power or by contract, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Credit Manager” means PentAlpha Surveillance LLC and any successor thereto in such capacity.

“CSCIB” has the meaning given to such term in the preamble to this Agreement.

“CSFB” has the meaning given to such term in the preamble to this Agreement.

“Default” means an Event of Default or an event that with notice or lapse of time, or both, would become an Event of Default.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Effective Date” shall have the meaning set forth in the preamble.

“EO13224” has the meaning set forth in Section 3.25.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Seller is treated as a single employer under section 414(b) or (c) of the Code or solely for purposes of section 302 of ERISA and section 412 of the Code is treated as single employer described in section 414 of the Code.

“ERISA Event of Termination” means with respect to Seller (i) with respect to any Plan, a reportable event, as defined in section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of section 4043(a) of ERISA that it be notified within [***] of the occurrence of such event, or (ii) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in section 4001(a)(2) of ERISA, or (iii) the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of section 412 of the Code or section 302 of ERISA with respect to any Plan, including the failure to make on or before its due date a required installment under section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or section 302(e) of ERISA (or section 303(j) of ERISA, as amended by the Pension Protection Act), or (iv) the distribution under section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any plan, or (v) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under sections 412(b) or 430(k) of the Code with respect to any Plan.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to such Buyer or such other recipient: (a) Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on Buyer or other recipient of any payment hereunder as a result of (i) being organized under the laws of, or having its principal office or its Applicable Lending Office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof (other than connections arising from such Buyer or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Agreement or any Program Agreement, or sold or assigned an interest in any Purchased Mortgage Loan); (b) any Tax imposed on Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 2.11(e); (c) any withholding Tax that is imposed on amounts payable to or for the account of such Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office, except in each case to the extent that amounts with respect to Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office; and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” has the meaning specified in Section 3.22.

“Expenses” means all present and future documented reasonable out-of-pocket expenses incurred by or on behalf of Buyer in connection with the negotiation, execution or enforcement of this Agreement or any of the other Program Agreements and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the reasonable and documented cost of title, lien, judgment and other record searches; reasonable and documented attorneys’ fees; any reasonable and documented third-party audit or due diligence costs in connection with valuation, entering into Transactions or determining whether a Margin Deficit may exist; and reasonable and documented costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby, in each case subject to the limitations thereon (if applicable) as specified hereunder or under the other Program Agreements.

“FATCA” Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, guidance, notes, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“FDIA” has the meaning assigned to such term in Section 10.13(c).

“FDICIA” has the meaning assigned to such term in Section 10.13(d).

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount that is satisfactory to Ginnie Mae.

“Financial Statements” means the consolidated financial statements of Seller prepared in accordance with GAAP for the year or other period then ended.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“GLB Act” has the meaning set forth in Section 10.11(b).

“Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Laws.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller, the Administrative Agent or Buyer, as applicable.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgage Loan or Mortgaged Property. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Indebtedness” means, for any Person: at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days after the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy back agreements or like arrangements, including any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a) (i) above both on and off balance sheet.

“Indemnified Taxes” means Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller hereunder or under any Program Agreement.

“Indenture” means the Base Indenture, together with the Series 2018-VF1 Indenture Supplement thereto.

“Indenture Trustee” means Citibank, N.A., its permitted successors and assigns.

“IRS” has the meaning assigned to such term in Section 2.11(e).

“Issuer” has the meaning given to such term in the recitals to this Agreement.

“Laws” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“LIBOR” means the London interbank offered rate.

“LIBOR Determination Date” means for each Interest Accrual Period, the second (2nd) London Business Day prior to the commencement of such Interest Accrual Period.

“LIBOR Index Rate” means for a one-month period, the LIBOR per annum (rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the LIBOR Determination Date.

“LIBOR Rate” means, with respect to any Interest Accrual Period with respect to which interest is to be calculated by reference to the “LIBOR Rate,” (a) the LIBOR Index Rate for a one-month period, if such rate is available, (b) in the event that LIBOR and LIBOR Index Rate are phased out, and a new benchmark intended as a replacement for LIBOR and LIBOR Index Rate is established or administered by the Financial Conduct Authority or ICE Benchmark Administration or other comparable authority, and such new benchmark with a one-month maturity is readily available through Bloomberg or a comparable medium, then the Administrator, with the Administrative Agent’s written consent, shall direct the Indenture Trustee to utilize such new benchmark with a one-month maturity for all purposes hereof in place of the LIBOR Index Rate, and (c) if the LIBOR Index Rate cannot be determined or has been phased out and no new benchmark under clause (b) has been established, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) London Business Days before the beginning of such one-month period by three (3) or more major banks in the interbank Eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such one-month period and in an amount equal or comparable to the principal amount of the portion of the Note Balance on which the “LIBOR Rate” is being calculated.

“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration as an information vendor for the purpose of displaying ICE Benchmark Administration interest settlement rates for U.S. Dollar deposits).

“Lien” means, with respect to any property or asset of any Person (a) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (b) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement.

“London Business Days” means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“Margin” has the meaning assigned to the term in the Pricing Side Letter.

“Margin Call” has the meaning set forth in Section 2.05(a).

“Margin Deadlines” has the meaning set forth in Section 2.05(b).

“Margin Deficit” has the meaning set forth in Section 2.05(a).

“Market Value” means, with respect to the Note as of any date of determination, and without duplication, the fair market value of the Note on such date as reasonably determined by the Administrative Agent in its sole discretion.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Seller taken as a whole; (b) a material impairment of the ability of Seller to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller, in each case which change would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

“Maximum Purchase Price” has the meaning assigned to the term in the Pricing Side Letter.

“MLRA Pricing Side Letter” has the meaning assigned to the term in the Pricing Side Letter.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage Loan Repurchase Agreement” has the meaning assigned to the term in the Pricing Side Letter.

“MSR Participation Agreement” means the Amended and Restated MSR Participation Agreement, dated as of October 30, 2020, between AmeriHome, as company, and AmeriHome, as initial participant.

“MSRVF1 Funding Conditions” with respect to the Series 2018-VF1 Notes and any Funding Date, the following conditions:

(i)  the Advance Verification Agent Report immediately preceding such Funding Date has been delivered in accordance with Section 3.3(g)(2) of the Base Indenture; and

(ii)  to the extent the Advance Verification Agent Report delivered immediately preceding such Funding Date contains any exceptions noted therein, such exceptions have either been (1) deemed immaterial or (2) waived, in each case, by the Administrative Agent in its sole discretion.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Non-Recourse Debt” means liabilities for which the assets securing such obligations are the only source of repayment, subject to customary, non-recourse carve-outs. For the avoidance of doubt, Non-Recourse Debt shall include securitizations that meet the foregoing criteria.

“Note” has the meaning given to such term in the recitals to this Agreement.

“Notice” or “Notices” means all requests, demands and other communications, in writing (including e-mails), sent by overnight delivery service, electronic transmission or hand-delivery to the intended recipient at the address specified in Section 10.05 or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to the Administrative Agent or Buyer arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums reasonably incurred and paid by the Administrative Agent, Buyer or the Administrative Agent (on behalf of Buyer) in order to preserve any Repurchase Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a) of this definition, the reasonable and documented out-of-pocket Expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Repurchase Asset, or of any exercise by Buyer of its rights under the Program Agreements, including reasonable external attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to the Administrative Agent or Buyer pursuant to the Program Agreements.

“OFAC” has the meaning set forth in Section 3.25.

“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.

“One-Month LIBOR” means the LIBOR quotations for one-month Eurodollar deposits for the succeeding Price Differential Period on the basis of the LIBOR Rate.

“Other Repurchase Agreements” means the Mortgage Loan Repurchase Agreement and the Series 2020-PIAVF1 Repurchase Agreement.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement.

“Participant” has the meaning set forth in Section 9.02(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“PC Repurchase Agreement” means the Amended and Restated Master Repurchase Agreement, dated as of October 30, 2020, between the Issuer and Seller.

“Pension Protection Act” means the Pension Protection Act of 2006, as amended from time to time.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price for such Transaction, calculated daily on the basis of a 360 day year for the actual number of days during the Price Differential Period.

“Price Differential Payment Date” means, for as long as any Obligations shall remain owing by Seller to Buyer, each Payment Date.

“Price Differential Period” means, the period from and including a Price Differential Payment Date, up to but excluding the next Price Differential Payment Date.

“Price Differential Statement Date” has the meaning set forth in Section 2.04.

“Pricing Rate” means Base Rate plus the applicable Margin.

“Pricing Side Letter” means the letter agreement dated as of the Effective Date, between Buyer, Seller, and the Administrative Agent.

“Primary Repurchase Assets” has the meaning set forth in Section 4.02(a).

“Proceeds” means “proceeds” as defined in Section 9-102(a)(64) of the UCC.

“Program Agreements” means this Agreement, Subservicer Side Letter Agreement, the Pricing Side Letter, the Base Indenture, the PC Repurchase Agreement, the MSR Participation Agreement and the Series 2018-VF1 Indenture Supplement.

“Prohibited Person” has the meaning set forth in Section 3.25.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means, subject to the satisfaction of the conditions precedent set forth in Article V, each Funding Date (as defined in the Indenture) on which a Transaction is entered into by Buyer pursuant to Section 2.02 or such other mutually agreed upon date as more particularly set forth in the related Transaction Notice.

“Purchase Price” means on any date of determination:

(i) the price at which each Purchased Asset (or portion thereof) is transferred by Seller to Buyer, which shall equal the Asset Value of such Purchased Asset on the related Purchase Date,

minus

(ii)                                    the sum of (a) any Repurchase Price paid with respect to such Purchased Asset pursuant to Section 2.03, plus (b) any Redemption Amount paid pursuant to Section 13.1 of the Base Indenture, plus (c) any amounts paid or applied with respect to such Purchased Asset pursuant to Section 2.05.

“Purchase Price Percentage” has the meaning assigned to the term in the Pricing Side Letter.

“Purchased Assets” means, collectively, the Note together with the Repurchase Assets related to such Note, in each case transferred by Seller to Buyer in a Transaction hereunder, until such Note has been repurchased by Seller in accordance with the terms of this Agreement.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, or any other person or entity with respect to the Purchased Assets.

“Repurchase Assets” has the meaning set forth in Section 4.02(c).

“Repurchase Date” means the earlier of (i) the Termination Date or (ii) the date requested by Seller on which the Repurchase Price is paid pursuant to Section 2.03.

“Repurchase Documents” means any or all of the “Program Agreements” as defined in each Other Repurchase Agreement.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price Differential as of the date of such determination.

“Repurchase Rights” has the meaning set forth in Section 4.02(c).

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer, the chief financial officer, chief accounting officer, treasurer, director of finance, controller of such Person, or any other individual listed on Schedule 1 hereto.

“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.

“Seller” has the meaning assigned to such term in the preamble to this Agreement and includes AmeriHome’s permitted successors and assigns.

“Seller Termination Option” means (a) Buyer has or shall incur costs in connection with those matters provided for in Section 2.10 or 2.11 and (b) Buyer requests that Seller pay to Buyer those costs in connection therewith.

“Series 2018-VF1 Indenture Supplement” means the Amended and Restated Series 2018-VF1 Indenture Supplement, dated as of October 30, 2020, among the Issuer, Citibank, N.A., as indenture trustee, as calculation agent, as paying agent and as securities intermediary, AmeriHome, as administrator and as servicer, and CSFB, as administrative agent.

“Series 2020-PIAVF1 Repurchase Agreement” means the Series 2020-PIAVF1 Repurchase Agreement, dated October 30, 2020, among the Company, as repo seller, CSCIB, as repo buyer and CSFB, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Subordinated Pledge Assets” has the meaning set forth in Section 4.02(e).

“Subservicer Side Letter Agreement” means (a) the amended and restated side letter agreement, dated October 30, 2020, between Cenlar, as subservicer, and AmeriHome, as owner and servicer, and (b) such other side letter agreements as may be entered into from time to time between an Eligible Subservicer and AmeriHome, as owner and servicer, with the consent of the Administrative Agent in its reasonable discretion, relating to the servicing of the Portfolio Mortgage Loans.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments, fees or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.

“Transaction” means a transaction pursuant to which Seller transfers a Note or increases in the value thereof, as applicable, to Buyer against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer such Note or any interest therein, as applicable, back to Seller at a date certain or on demand, against the transfer of funds by Seller.

“Transaction Notice” has the meaning assigned to such term in Section 2.02(a).

“Transaction Register” has the meaning assigned to such term in Section 9.03(b).

“Transferee” has the meaning set forth in Section 9.02(b).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.11(e).

Section 1.02                                      Other Defined Terms.

(a)                                 Any capitalized terms used and not defined herein shall have the meaning set forth in the Base Indenture or the Series 2018-VF1 Indenture Supplement, as applicable.

(b)                                 The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting.  All references to Sections, subsections, Articles and Exhibits shall be to Sections, subsections, and Articles of, and Exhibits to, this Agreement unless otherwise specifically provided.

(c)                                  Reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended or modified from time to time;

(d)                                 In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

GENERAL TERMS

Section 2.01                                      Transactions.  Subject to the terms and conditions hereof, Buyer agrees to enter into Transactions with Seller for a Purchase Price outstanding at any one time not to exceed the lesser of (i) the Maximum Purchase Price and (ii) the Asset Value.  During the Commitment Period, Seller may utilize the Commitment by requesting Transactions, Seller may pay the Repurchase Price in whole or in part at any time during such period without penalty, and additional Transactions may be entered into in accordance with the terms and conditions hereof.  Buyer’s obligation to enter into Transactions pursuant to the terms of this Agreement shall terminate on the Termination Date.  Notwithstanding the foregoing, Buyer shall have no commitment or obligation to enter into Transactions in connection with the Note to the extent the Purchase Price of such Transaction exceeds the Committed Amount.

Section 2.02                                      Procedure for Entering into Transactions.

Seller may enter into Transactions with Buyer under this Agreement during the Commitment Period on any Purchase Date; provided, that Seller shall have given Buyer irrevocable notice (each, a “Transaction Notice”), which notice (i) shall be substantially in the form of Exhibit A, (ii) shall be signed by a Responsible Officer of Seller and be received by Buyer prior to 3:00 p.m. (New York time) one (1) Business Day prior to the related Purchase Date, and (iii) shall specify the requested information as detailed in the Transaction Notice. Each Transaction Notice on any Purchase Date shall be in an amount equal to at least $500,000 and shall include an updated Asset Schedule as an exhibit thereto.

(a)                                 If Seller shall deliver to Buyer a Transaction Notice that satisfies the requirements of Section 2.02(a), Buyer will notify Seller of its intent to remit the requested Purchase Price one (1) Business Day prior to the requested Purchase Date.  If all applicable conditions precedent set forth in Article V have been satisfied on or prior to the Purchase Date, then subject to the foregoing, on the Purchase Date, Buyer shall remit the amount of the requested Purchase Price in U.S. Dollars and in immediately available funds to the account specified in the Transaction Notice.

(b)                                 Upon entering into each Transaction hereunder, the Asset Schedule shall be automatically updated and replaced with the Asset Schedule attached to the related Transaction Notice.

Section 2.03                                      Repurchase; Payment of Repurchase Price.

(a)                                 Seller hereby promises to repurchase the Purchased Assets and pay all outstanding Obligations (other than those described in subpart (e) of the definition thereof) on the Termination Date. Upon repurchase of the Purchased Assets and payment in full of all outstanding Obligations, Buyer shall surrender the Note for exchange in accordance with the terms of Section 6.5(b) of the Base Indenture and shall surrender the Series 2018-ADV1 Note for payment and cancellation in accordance with the terms of Section 6.9 of the Base Indenture.

(b)                                 Seller shall be permitted, at its option, to prepay, subject to Section 10.02, the Purchase Price in whole or in part, together with accrued and unpaid interest on the amount so prepaid, at any time.

Section 2.04                                      Price Differential.  On each Price Differential Payment Date, Seller hereby promises to pay to Buyer all accrued and unpaid Price Differential on the Transactions, as invoiced by Buyer to Seller three (3) Business Days prior to the related Price Differential Payment Date (the “Price Differential Statement Date”); provided, that on each Price Differential Payment Date prior to the occurrence and continuation of an Event of Default, the estimated Price Differential owed hereunder shall be subject to a true-up of the amount determined by Buyer and delivered to Seller one (1) Business Day prior to the related Price Differential Payment Date.

Section 2.05                                      Margin Maintenance.

(a)                                 If at any time the aggregate outstanding amount of the Purchase Price of the Note is greater than the related Asset Value (such excess, a “Margin Deficit”), then the Administrative Agent may by notice to Seller require Seller to transfer to the Administrative Agent for the benefit of Buyer cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).

(b)                                 Notice delivered pursuant to Section 2.05(a) may be given by any written or electronic means.  With respect to a Margin Call, any notice given before 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day.  With respect to a Margin Call, any notice given after 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the date of such notice.  The foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”.  The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date.  Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

(c)                                  In the event that a Margin Deficit exists, Buyer may retain any funds received by it to which Seller would otherwise be entitled hereunder, which funds (i) may be held by Buyer against the related Margin Deficit (provided that the Buyer shall pay interest thereon at the overnight federal funds rate), or (ii) may be applied by Buyer or the Administrative Agent on its behalf against the Purchase Price.  Notwithstanding the foregoing, Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 2.05.

Section 2.06                                      Payment Procedure.  Seller absolutely, unconditionally, and irrevocably, shall make, or cause to be made, all payments required to be made by Seller hereunder.  Seller shall deposit or cause to be deposited all amounts constituting collection, payments and proceeds of the Note (including all fees and proceeds of sale to a third party) to the Buyer Account.

Section 2.07                                      Application of Payments.

(a)                                 On each Price Differential Payment Date prior to the occurrence of an Event of Default, all amounts received by Buyer from the Issuer in Buyer’s capacity as VFN Noteholder or that may otherwise be on deposit in the Buyer Account from and after the immediately preceding Price Differential Payment Date (or the Closing Date in connection with the initial Price Differential Payment Date), shall be applied as follows:

(i)                                     first, to the payment of any accrued and unpaid Price Differential owing;

(ii)                                  second, to the payment of Purchase Price outstanding to satisfy any Margin Deficit owing;

(iii)                               third, to payment of all other costs and fees payable to Buyer pursuant to this Agreement;

(iv)                              fourth, from Servicing Advance Reimbursement Amounts, to the payment of Purchase Price outstanding that is attributable to the Servicing Advance Reimbursement Balance;

(v)                                 fifth, any remainder to Seller.

(b)                                 Notwithstanding the preceding provisions, if an Event of Default shall have occurred hereunder, all funds related to the Note shall be applied as follows:

(i)                                     first, to the payment of any accrued and unpaid Price Differential owing;

(ii)                                  second, to the payment of Purchase Price until reduced to zero;

(iii)                               third, to payment of all other costs and fees payable to Buyer pursuant to this Agreement;

(iv)                              fourth, to the payment of any other Obligations; and

(v)                                 fifth, any remainder to Seller.

Section 2.08                                      Use of Purchase Price and Transaction Requests.  The Purchase Price shall be used by Seller to satisfy its obligations under the Indenture and for general corporate purposes, including financing the acquisition of additional mortgage loans and servicing rights, making Advances, paying general operating expenses and other indebtedness and, subject to compliance with applicable requirements from time to time, paying dividends to its members.

Section 2.09                                      Recourse.  Notwithstanding anything else to the contrary contained or implied herein or in any other Program Agreement, Buyer shall have full, unlimited recourse against Seller and its assets in order to satisfy the Obligations.

Section 2.10                                      Requirements of Law.

(a)                                 If Buyer determines in good faith that, due to introduction of, any change in, or the compliance by such Buyer with any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date, there shall be a material increase in the cost to Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to Buyer, from time to time, upon demand by the Buyer, the actual cost of additional amounts as specified by Buyer with reasonable supporting documentation in order to compensate it for such increased costs.  If Buyer becomes entitled to claim any additional amounts pursuant to this Section 2.10, Seller shall pay such additional amounts to Buyer, and Buyer and Seller shall negotiate in good faith to mutually agree upon modified terms to this Agreement to account for such future additional amounts.  If Seller and Buyer cannot agree upon such modified terms within thirty (30) days of Buyer’s notice to Seller of such changed circumstances, then Seller (i) may terminate this Agreement, and (ii) if it so elects to terminate this Agreement, shall immediately remit the Repurchase Price and any other amounts due and payable hereunder.

(b)                                 If Buyer becomes entitled to claim any additional amounts pursuant to this Section 2.10, it shall promptly notify Seller of the event by reason of which it has become so entitled.  A certificate as to any additional amounts payable pursuant to this Section 2.10 containing reasonable detail in support of such amounts that is submitted by Buyer to Seller shall be conclusive in the absence of manifest error.

Section 2.11                                      Taxes.

(a)                                 Any and all payments by or on behalf of Seller under or in respect of this Agreement or any other Program Agreements to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, unless required by law.  If Seller shall be required under any applicable Requirement of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Program Agreements to Buyer (including for purposes of this Section 2.11, any assignee, successor or participant), (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.11) such Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)                                 In addition, Seller hereby agrees to pay any Other Taxes.

(c)                                  Seller hereby agrees to indemnify Buyer for any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or Buyer (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11 and any liability including penalties, additions to tax, interest and reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto).  The indemnity by Seller provided for in this Section 2.11 shall apply and be made whether or not the Indemnified Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted.  Amounts payable by Seller under the indemnity set forth in this Section 2.11(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor and provides reasonable supporting documentation in support of such demand.

(d)                                 Without prejudice to the survival of any other agreement of Seller hereunder, each party’s obligations contained in this Section 2.11 shall survive the termination of this Agreement and the other Program Agreements.  Nothing contained in Section 2.10 or this Section 2.11 shall require any Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(e)                                  The Administrative Agent shall and shall cause Buyer to deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, the Administrative Agent shall and shall cause Buyer, if reasonably requested by Seller, to deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not the Administrative Agent or such Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 2.11, the completion, execution and submission of such documentation (other than such documentation in Section 2.11(e)(A), (B) and (C) below) shall not be required if in Buyer’s judgment such completion, execution or submission would subject such Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer.  Without limiting the generality of the foregoing, the Administrative Agent shall and shall cause Buyer to, deliver to Seller to the extent legally entitled to do so:

(A)                               in the case of Buyer or Buyer assignee or participant which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 certifying that it is not subject to U.S. federal backup withholding tax;

(B)                               in the case of Buyer or Buyer assignee or participant which is not a “U.S. Person” as defined in Code section 7701(a)(30): (I) a properly completed and executed IRS Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate (a “U.S. Tax Compliance Certificate”) to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of Seller or affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. person is a partnership and one or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by law to permit Seller to determine the withholding or deduction required to be made.

(C)                               if a payment made to Buyer or Buyer assignee or participant under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee or participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), the Administrative Agent on behalf of such Buyer or assignee or participant shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.11(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The applicable IRS forms referred to above shall be delivered by the Administrative Agent on behalf of Buyer or Buyer assignee or participant on or prior to the date on which such person becomes Buyer or Buyer assignee or participant under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.

Section 2.12                                      Reserved.

Section 2.13                                      Changes in VFN Principal Balance.  Seller shall deliver to Buyer a copy of the VFN Note Balance Adjustment Request that is delivered under the Indenture reflecting any increase or decrease in the Collateral Value.  If the Collateral Value has increased, with the consent of the Administrative Agent, in its sole discretion, then upon approval in writing by Buyer of such increase in the VFN Principal Balance, the VFN Principal Balance set forth in the Asset Schedule hereof shall be automatically updated. Buyer may fund such increases pursuant to Section 2.01. To the extent the Collateral Value has decreased, the VFN Principal Balance set forth in the Asset Schedule hereof shall be automatically updated to reflect any adjustment or pay down of the VFN Principal Balance pursuant to the Indenture.

Section 2.14                                      [Reserved].

Section 2.15                                      Termination.

(a)                                 Notwithstanding anything to the contrary set forth herein, if a Seller Termination Option occurs, Seller may, upon five (5) Business Days’ prior written notice of such event, terminate this Agreement and the Termination Date shall be deemed to have occurred (upon the expiration of such five (5) Business Day period).

(b)                                 In the event that a Seller Termination Option as described in clause (a) of the definition thereof has occurred and Seller has notified Buyer in writing of its option to terminate this Agreement, Buyer shall have the right to withdraw such request for payment pursuant to Section 2.10 or Section 2.11 (as applicable) within three (3) Business Days of Seller’s notice of its exercise of the Seller Termination Option and Seller shall no longer have the right to terminate this Agreement in connection with such withdrawn request.

(c)                                  Seller shall remain responsible for all costs and expenses incurred by Buyer under this Agreement and under the Indenture prior to termination of this Agreement; provided, that with respect to any increased costs incurred by Buyer pursuant to Section 2.10 and Section

2.11 hereunder, Seller shall remain responsible for such increased costs from the date of the Seller Termination Option until such date that this Agreement terminates due to Seller’s exercise thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer as of the Closing Date and as of each Purchase Date for any Transaction that:

Section 3.01                                      Seller Existence.  Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

Section 3.02                                      Licenses.  Seller is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in material violation of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect.  Seller has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Note.  Seller has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each other Program Agreement and any Transaction Notice.

Section 3.03                                      Power.  Seller has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 3.04                                      Due Authorization.  Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable.  This Agreement, any Transaction Notice and the Program Agreements have been (or, in the case of Program Agreements and any Transaction Notice not yet executed, will be) duly authorized, executed and delivered by Seller, all requisite or other corporate action having been taken, and each is (or will be, in the case of Program Agreements and any Transaction Notice not yet executed) valid, binding and enforceable against Seller in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

Section 3.05                                      Financial Statements.  Seller has heretofore furnished to Buyer a copy of (a) its balance sheet for the fiscal year of Seller ended December 31, 2017 and the related statements of income for Seller for such fiscal year, with the opinion thereon of Ernst and Young LLP and (b) its balance sheet for the quarterly fiscal period of Seller ended March 31, 2018 and the related statements of income for Seller for such quarterly fiscal period.  All such financial statements are accurate, complete and correct and fairly present, in all material respects, the financial condition of Seller (subject to normal year-end adjustments) and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis, and to the best of Seller’s knowledge, do not omit any material fact as of the date(s) thereof.  Since March 31, 2018, there has been no material adverse change in the consolidated business, operations or financial condition of Seller from that set forth in said financial statements nor is Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.  Seller has, on the date of the statements delivered pursuant to this Section, no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and as of the Closing Date or the Purchase Date, as applicable, there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Buyer in writing.

Section 3.06                                      No Event of Default.  There exists no Event of Default hereunder.

Section 3.07                                      Solvency.  Seller is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business.  Seller does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.  Seller is not selling and/or pledging any Repurchase Assets with any intent to hinder, delay or defraud any of its creditors.

Section 3.08                                      No Conflicts.  The execution, delivery and performance by of Seller of this Agreement, any Transaction Notice hereunder and the Program Agreements do not conflict with or violate any term or provision of the organizational documents of Seller, and will not result in any violation of any mortgage, instrument, agreement or obligations to which Seller is a party or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller, which conflict or violation would have a Material Adverse Effect.

Section 3.09                                      True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of Seller or any Affiliate thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Seller or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements, taken as a whole, are (or will be, when furnished) true and complete in all material respects and do not (or will not, when furnished) omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All financial statements have been prepared in accordance with GAAP.

Section 3.10                                      Approvals.  Other than the approval of Ginnie Mae or other approvals contemplated by the Program Agreements, no consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Seller of this Agreement, any Transaction Notice and the Program Agreements.

Section 3.11                                      Litigation.  There is no action, proceeding or investigation pending with respect to which Seller has received service of process or, to the best of Seller’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Notice or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Notice or any Program Agreement, (C) makes a claim individually in an amount greater than $[***] or in the aggregate in an amount greater than $[***], (D) which requires filing with the U.S. Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Purchased Assets or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Notice or any Program Agreement.

Section 3.12                                      [Reserved].

Section 3.13                                      Ownership.  Except as contemplated by the Program Agreements, and in each case subject to the priority interest of the Indenture Trustee and of Ginnie Mae to the extent applicable:

(a)                                 Seller has good title to all of the Repurchase Assets, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby or contemplated herein.

(b)                                 Each item of the Repurchase Assets was acquired by Seller in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person.

(c)                                  There are no agreements or understandings between Seller and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Buyer under this Agreement.

(d)                                 The provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.

(e)                                  Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party” and Seller as “Debtor,” and describing the Repurchase Assets, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Repurchase Assets will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Repurchase Assets to the extent that such security interests can be perfected by filing under the Uniform Commercial Code.

Section 3.14                                      The Note.  Seller has (i) delivered the Note to Buyer, (ii) duly endorsed the Note to Buyer or Buyer’s designee, (iii) notified the Indenture Trustee of such transfer and (iv) completed all documents required to effect such transfer in the Note Register, including receipt by the Note Registrar of the Rule 144A Note Transfer Certificate and such other information and documents that may be required pursuant to the terms of the Indenture.  In addition, Buyer has received all other Program Agreements (including all exhibits and schedules referred to therein or delivered pursuant thereto), all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and all agreements and other material documents relating thereto, and Seller hereby certifies that the copies delivered to Buyer by Seller are true and complete in all material respects.  None of such documents has been amended, supplemented or otherwise modified (including waivers) since the respective dates thereof, except by amendments, copies of which have been delivered to Buyer.  Each such document to which Seller is a party has been duly executed and delivered by Seller and is in full force and effect, and no default or material breach by Seller, and to Seller’s knowledge, any other party thereto, has occurred and is continuing thereunder.

Section 3.15                                      Taxes.  Seller and its Subsidiaries have timely filed (which filings shall be considered “timely” if made pursuant to a validly obtained extension for such filing) all income tax returns and other material tax returns that are required to be filed by them and have paid all material taxes due and payable, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.  The charges, accruals and reserves on the books of Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.

Section 3.16                                      Investment Company.  Neither Seller nor any of its Subsidiaries is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.17                                      Chief Executive Office; Jurisdiction of Organization.  On the Effective Date, Seller’s chief executive office, is, and has been, located at 1 Baxter Way, Suite 300, Thousand Oaks, California 91362-3888.  On the Closing Date, Seller’s jurisdiction of organization is the State of Delaware.  Seller shall provide Buyer with thirty (30) days advance notice of any change in Seller’s principal office or place of business or jurisdiction. The only trade names used by the Seller are “AmeriHome Funding, LLC,” “AmeriHome Mortgage,” and “AMC, LLC.”  Since March 6, 2014, Seller has not been known by or done business under any other name (other than as set forth in the prior sentence), corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 3.18                                      Location of Books and Records.  The location where Seller keeps its books and records, including all computer tapes and records relating to the Repurchase Assets is its chief executive office or at the offices of the Eligible Subservicer; provided, however, that electronic records may also be maintained at backup data centers or via cloud-based storage.

Section 3.19                                      ERISA.  Either Seller and its ERISA Affiliates (i) have no Plans in effect, or (ii) except as would not reasonably be expected to result in a Material Adverse Effect, each Plan to which Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, are in compliance in all material respects with, and have been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

Section 3.20                                      Financing of Note.  Each Transaction will be used to purchase the Note, as provided herein, which Note will be conveyed and/or sold by Seller to Buyer.

Section 3.21                                      Reserved.

Section 3.22                                      Other Indebtedness.  All material Indebtedness (other than Indebtedness incurred under the Program Agreements) of Seller existing on the Closing Date is listed on Exhibit B hereto (the “Existing Indebtedness”).

Section 3.23                                      No Reliance.  Seller has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including legal counsel and accountants) as it has deemed necessary.  Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including the legal, accounting or tax treatment of such Transactions.

Section 3.24                                      Plan Assets.  Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as amended by section 3(42) of ERISA, in Seller’s hands, and transactions by or with Seller are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of section 3(32) of ERISA.

Section 3.25                                      No Prohibited Persons.  Neither Seller nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to Seller’s knowledge, owned or controlled by an entity or person):  (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

Section 3.26                                      Compliance with 1933 Act.  Except as contemplated by the Program Agreements, neither Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, or otherwise approached or negotiated with respect to the Note, any interest in the Note or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Note under the 1933 Act or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

ARTICLE IV

CONVEYANCE; REPURCHASE ASSETS; SECURITY INTEREST

Section 4.01                                      Ownership.  Upon payment of the Purchase Price and delivery of the Note to Buyer, Buyer shall become the sole owner of the Note, free and clear of all liens and encumbrances.

Section 4.02                                      Security Interest.

(a)                                 Although the parties intend (other than for U.S. federal tax purposes) that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Primary Repurchase Assets”:

(i)                                     the Note identified on the Asset Schedule;

(ii)                                  all rights to reimbursement or payment of the Note and/or amounts due in respect thereof under the Note identified on the Asset Schedule;

(iii)                               all records, instruments or other documentation evidencing any of the foregoing;

(iv)                              all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including all of Seller’s rights, title and interest in and under the Base Indenture and the Series 2018-VF1 Indenture Supplement); and

(v)                                 any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

(b)                                 Reserved.

(c)                                  Subject to the priority interest of the Issuer, Indenture Trustee and Ginnie Mae, as applicable, Buyer and Seller hereby agree that in order to further secure Seller’s Obligations hereunder, Seller hereby assigns, pledges, conveys and grants to Buyer a security interest in (i) as of the Closing Date, Seller’s rights (but not its obligations) under the Program Agreements including without limitation any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Rights”) and (ii) all collateral however defined or described under the Program Agreements to the extent not otherwise included under the definitions of Primary Repurchase Assets or Repurchase Rights (such collateral, “Additional Repurchase Assets,” and collectively with the Primary Repurchase Assets and the Repurchase Rights, the

“Repurchase Assets”).  Seller agrees to mark its records to evidence the interests granted to Buyer hereunder.

(d)                                 Seller hereby delivers an irrevocable instruction to the buyer under any Repurchase Document that upon receipt of notice of an Event of Default under this Agreement, the buyer thereunder is authorized and instructed to (i) remit to Buyer hereunder directly any amounts otherwise payable to Seller and (ii) deliver to Buyer all collateral otherwise deliverable to Seller, to the extent all obligations then due and owing under such Other Repurchase Agreement have been paid in full.  In furtherance of the foregoing, upon repayment of the outstanding purchase price under any Other Repurchase Agreement and termination of all obligations of the Seller thereunder or other termination of the related Repurchase Documents following repayment of all obligations thereunder, the related buyer under any Repurchase Document is hereby instructed to deliver to Buyer hereunder any collateral (as such term may be defined under the related Repurchase Documents) then in its possession or control. For purposes of this clause (d), “buyer” shall mean the Buyer as defined in the related Repurchase Document.

(e)                                  Seller makes a subordinate pledge to the buyers under the Other Repurchase Agreements as security for the performance by Seller of its obligations thereunder and hereby grants, assigns and pledges to the buyers thereunder a subordinate security interest in all of Seller’s right, title and interest in, to and under (i) the Note identified on the Asset Schedule; (ii) all rights to reimbursement or payment of the Note and/or amounts due in respect thereof under the Note identified on the Asset Schedule; (iii) all records, instruments or other documentation evidencing any of the foregoing and (iv) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing (collectively, the “Subordinated Pledge Assets”). Seller hereby delivers an irrevocable instruction to Buyer that upon its receipt of notice of an “Event of Default” from the buyer under any Other Repurchase Agreement, Buyer is authorized and instructed to (i) remit to such buyer directly any amounts otherwise payable to Seller under this Agreement and (ii) deliver to such buyer all Subordinated Pledge Assets otherwise deliverable to Seller, to the extent all obligations then due and owing under this Agreement have been paid in full.  In furtherance of the foregoing, upon repayment of the outstanding Purchase Price and termination of all Obligations or other termination of the Program Agreements following repayment of all obligations thereunder, Buyer shall deliver to the buyer under any Other Repurchase Agreement with respect to which the related purchase price remains outstanding any Subordinated Pledge Assets then in Buyer’s possession or under its control. The subordinate pledge set forth in this clause (e) shall automatically terminate with respect to an Other Repurchase Agreement if the Buyer or the other buyer thereunder is no longer CSFB, CSCIB, or any Affiliates thereof. For purposes of this clause (e), “buyer” shall mean the Buyer as defined in the related Repurchase Document. Any Subordinated Pledged Assets not paid to Buyer following an Event of Default shall be paid to the Seller according to the terms of the related Repurchase Document.

(f)                                   The foregoing provisions of this Section 4.02 are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and the Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Section 4.03                                      Further Documentation.  At any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby.  Seller also hereby authorizes Buyer to file any such financing or continuation statement to the extent permitted by applicable law.

Section 4.04                                      Changes in Locations, Name, etc.  Seller shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 3.17 or (b) change its name or identity, unless it shall have given Buyer at least thirty (30) days’ prior written notice thereof and shall have delivered to Buyer all Uniform Commercial Code financing statements and amendments thereto as Buyer shall reasonably request and taken all other actions deemed necessary by Buyer to continue its perfected status in the Repurchase Assets with the same or better priority.

Section 4.05                                      Performance by Buyer of Seller’s Obligations.  If Seller fails to perform or comply with any of its agreements contained in the Program Agreements and such failure constitutes a default hereunder, Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable (under the circumstances) out-of-pocket expenses of Buyer actually incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Pricing Rate shall be payable by Seller to Buyer on demand and shall constitute Obligations.  Notwithstanding the foregoing, (1) prior to a default becoming an Event of Default hereunder, the Buyer shall not act on the Seller’s behalf pursuant to this Section 4.05 unless (a) it has provided notice to Seller of its intent to act, (b) allowed the Seller the lesser of (i) the applicable cure period for such default hereunder or (ii) three (3) Business Days to investigate the default, and (c) the Seller has failed to advise the Buyer within such applicable period of its good faith efforts which are reasonably anticipated to cure such default prior to it becoming an Event of Default.

Section 4.06                                      Proceeds.  If an Event of Default shall occur and be continuing, (a) all proceeds of Repurchase Assets received by Seller consisting of cash, checks and other liquid assets readily convertible to cash items shall be held by Seller in trust for Buyer, segregated from other funds of Seller, and shall forthwith upon receipt by Seller be turned over to Buyer in the exact form received by Seller and (b) any and all such proceeds received by Buyer (whether from Seller or otherwise) may, in the sole discretion of Buyer, be held by Buyer as collateral security for, and/or then or at any time thereafter may be applied by Buyer against, the Obligations (whether matured or unmatured), such application to be in such order as Buyer shall elect.  Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be paid over to Seller or to whomsoever may be lawfully entitled to receive the same.

Section 4.07                                      Remedies.  If an Event of Default shall occur and be continuing, Buyer may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including Buyer’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial Code).  Without

limiting the generality of the foregoing, Buyer may seek the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of Seller or any of Seller’s property.  Buyer without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon Seller or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Repurchase Assets, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Repurchase Assets or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Buyer or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Buyer shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Repurchase Assets so sold, free of any right or equity of redemption in Seller, which right or equity is hereby waived or released.  Seller further agrees, at Buyer’s request, to assemble the Repurchase Assets and make them available to Buyer at places which Buyer shall reasonably select, whether at Seller’s premises or elsewhere. Buyer shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Repurchase Assets or in any way relating to the Repurchase Assets or the rights of Buyer hereunder, including reasonable external attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Buyer may elect, and only after such application and after the payment by Buyer of any other amount required or permitted by any provision of law, including Section 9-615 of the Uniform Commercial Code, need Buyer account for the surplus, if any, to Seller.  To the extent permitted by applicable law, Seller waives all claims, damages and demands it may acquire against Buyer arising out of the exercise by Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Buyer.  If any notice of a proposed sale or other disposition of Repurchase Assets shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  Seller shall remain liable for any deficiency (plus accrued interest thereon as contemplated herein) if the proceeds of any sale or other disposition of the Repurchase Assets are insufficient to pay the Obligations and the documented out-of-pocket fees and disbursements in amounts reasonable under the circumstances, of any external attorneys engaged by Buyer to collect such deficiency.   Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the remedies set forth in this Section 4.07 concerning any actions with respect to the MSRs arising under or related to any Servicing Contract shall be subject to the Acknowledgment Agreement entered into with Ginnie Mae.

Section 4.08                                      Limitation on Duties Regarding Preservation of Repurchase Assets.  Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Repurchase Assets in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account.  Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Repurchase Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Repurchase Assets upon the request of Seller or otherwise.

Section 4.09                                      Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Repurchase Assets are irrevocable and powers coupled with an interest.

Section 4.10                                      Release of Security Interest.  Upon the latest to occur of (a) the repayment to Buyer of all Obligations hereunder, and (b) the occurrence of the Termination Date, Buyer shall release its security interest in any remaining Repurchase Assets hereunder and shall promptly execute and deliver to Seller such documents or instruments as Seller shall reasonably request to evidence such release.

Section 4.11                                      Reinstatement.  All security interests created by this Article IV shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation of Seller is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, Seller or any substantial part of its property, or otherwise, all as if such release had not been made.

Section 4.12                                      Subordination.  Seller shall not seek in any Insolvency Event of the Issuer to be treated as part of the same class of creditors as Buyer and shall not oppose any pleading or motion by Buyer advocating that Buyer and Seller should be treated as separate classes of creditors.  Seller acknowledges and agrees that its rights with respect to the Repurchase Assets are and shall continue to be at all times junior and subordinate to the rights of Buyer under this Agreement.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01                                      Initial Transaction.  The obligation of Buyer to purchase the Note is subject to the satisfaction on or prior to the Closing Date of the following conditions (any or all of which may be waived by Buyer):

(a)                                 Receipt of Information.  Buyer shall have received all of the following items, each of which shall be satisfactory to Buyer and its counsel (in their reasonable discretion) in form and substance:

(i)                                     Program Agreements and Note.  The Program Agreements and Note, in all instances duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(ii)                                  Security Interest.  Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Repurchase Assets have been taken, including duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(iii)                               Organizational Documents.  A certificate of the corporate secretary of Seller in form and substance acceptable to Buyer, attaching certified copies of Seller’s certificate of formation, operating agreement and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

(iv)                              Good Standing Certificate.  A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date ten (10) Business Days prior to the Closing Date.

(v)                                 Incumbency Certificate.  An incumbency certificate of the corporate secretary of Seller, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(b)                                 Performance by the Issuer and AmeriHome.  All the terms, covenants, agreements and conditions of the Transaction Documents to be complied with, satisfied, observed and performed by the Issuer, and AmeriHome on or before the Closing Date shall have been complied with, satisfied, observed and performed in all material respects.

(c)                                  Representations and Warranties.  Each of the representations and warranties of the Issuer and AmeriHome made in the Transaction Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the Closing Date (except to the extent the representations and warranties expressly relate to an earlier or later time).

(d)                                 Officer’s Certificate.  The Administrative Agent, Buyer and the Indenture Trustee shall have received in form and substance reasonably satisfactory to the Administrative Agent an officer’s certificate from AmeriHome and a certificate of an Responsible Officer of the Issuer, dated the Closing Date, each certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b), in each case together with incumbency, by-laws, resolutions and good standing.

(e)                                  Opinions of Counsel to the Issuer and AmeriHome.  Counsel to the Issuer and Seller shall have delivered to the Administrative Agent, Buyer and the Indenture Trustee favorable opinions, dated the Closing Date and satisfactory in form and substance to the Administrative Agent and its counsel, relating to corporate matters, enforceability, securities contract, non-consolidation and perfection and an opinion as to which state’s law applies to security interest and perfection matters.  In addition to the foregoing, AmeriHome, as servicer, shall have caused its counsel to deliver to the Issuer, Buyer, as purchaser of the Note hereunder, the Administrative Agent and the Indenture Trustee an opinion as to certain tax matters dated as of the Closing Date, satisfactory in form and substance to the Administrative Agent, Buyer and their respective counsel.

(f)                                   Officer’s Certificate of Indenture Trustee.  The Administrative Agent and Buyer shall have received in form and substance reasonably satisfactory to the Administrative Agent an Officer’s Certificate from the Indenture Trustee, dated the Closing Date, with respect to the Base Indenture, together with incumbency and good standing; provided, however, that the foregoing shall not be duplicative of any other obligation to deliver such certificate as set forth in the Transaction Documents.

(g)                                  Opinions of Counsel to the Indenture Trustee.  Counsel to the Indenture Trustee shall have delivered to the Administrative Agent and Buyer a favorable opinion dated the Closing Date and reasonably satisfactory in form and substance to the Administrative Agent and its counsel related to the enforceability of the Base Indenture; provided, however, that the foregoing shall not be duplicative of any other obligation to deliver such opinion as set forth in the Transaction Documents.

(h)                                 Opinions of Counsel to the Owner Trustee.  Delaware counsel to the Owner Trustee of the Issuer shall have delivered to the Administrative Agent and Buyer favorable opinions regarding the formation, existence and standing of the Issuer and of the Issuer’s execution, authorization and delivery of each of the Transaction Documents to which it is a party and such other matters as the Administrative Agent and Buyer may reasonably request, dated the Closing Date and reasonably satisfactory in form and substance to the Administrative Agent and Buyer and their respective counsel; provided, however, that the foregoing shall not be duplicative of any other obligation to deliver such opinions as set forth in the Transaction Documents.

(i)                                     Filings and Recordations.  The Administrative Agent, Buyer and the Indenture Trustee shall have received evidence reasonably satisfactory to the Administrative Agent of (i) the completion of all recordings, registrations and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect or evidence the assignment by AmeriHome, as Seller, to the Issuer of the ownership interest in the Collateral conveyed pursuant to the PC Repurchase Agreement and the proceeds thereof and (ii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect or evidence the grant of a first priority perfected security interest in the Issuer’s ownership interest in the Collateral in favor of the Indenture Trustee, subject to no Liens prior to the Lien created by the Base Indenture, other than those of Ginnie Mae (as applicable).

(j)                                    Documents.  The Administrative Agent, Buyer and the Indenture Trustee shall have received a duly executed counterpart of each of the Transaction Documents, in form acceptable to Buyer, the Note and each and every document or certification delivered by any party in connection with any such Transaction Documents or the Note, and each such document shall be in full force and effect.

(k)                                 Actions or Proceedings.  No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Transaction Documents, the Note and the documents related thereto in any material respect.

(l)                                     Approvals and Consents.  All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents, the Note and the documents related thereto shall have been obtained or made.

(m)                             Fees, Costs and Expenses.  Buyer shall have received payment in full of all fees and Expenses which are payable hereunder to Buyer on or before the Closing Date, and the fees, costs and expenses payable by the Issuer and AmeriHome on or prior to the Closing Date pursuant to this Agreement or any other Transaction Document shall have been paid in full, provided that in each case such amounts have been invoiced to the Seller or the Issuer, as applicable.

(n)                                 Other Documents.  AmeriHome shall have furnished to the Administrative Agent, Buyer and the Indenture Trustee such other opinions, information, certificates and documents as the Administrative Agent may reasonably request.

(o)                                 MSR Valuation Agent and Advance Verification Agent.  AmeriHome shall have engaged the MSR Valuation Agent and Advance Verification Agent pursuant to an agreement reasonably satisfactory to the Administrative Agent.

(p)                                 Proceedings in Contemplation of Sale of the Note.  All actions and proceedings undertaken by the Issuer and AmeriHome in connection with the issuance and sale of the Note as herein contemplated shall be satisfactory in all respects to the Administrative Agent, Buyer and their respective counsel.

(q)                                 Advance Rate Reduction Event, Servicer Termination Events, Events of Default and Funding Interruption Events.  No Advance Rate Reduction Event, Servicer Termination Event, Event of Default or Funding Interruption Event shall then be occurring.

(r)                                    Diligence.  The Administrative Agent and Buyer shall have completed, to their satisfaction, their due diligence review of the Repurchase Assets, Seller and the Servicer.

(s)                                   Satisfaction of Conditions.  Each of the Funding Conditions, and with respect to any Transaction related to Servicing Advances, MSRVF1 Funding Conditions shall have been satisfied. To the extent a Transaction relates to Servicing Advances, the Administrator shall include the MSRVF1 Funding Conditions in each Funding Certification in addition to the Funding Conditions and present a “yes” or “no” answer beside such MSRVF1 Funding Conditions indicating whether such MSRVF1 Funding Conditions have been satisfied, as set forth in Section 4.3 of the Base Indenture.

Section 5.02                                      All Transactions.  The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(a)                                 Transaction Notice and Asset Schedule.  In accordance with Section 2.02, Buyer shall have received from Seller a Transaction Notice with an Asset Schedule that has been updated to include the Note related to a proposed Transaction hereunder as of the date of such Transaction Notice.

(b)                                 No Margin Deficit.  After giving effect to each new Transaction, the aggregate outstanding amount of the Purchase Price shall not exceed the Asset Value of the Note then in effect.

(c)                                  No Default.  No Default or Event of Default shall have occurred and be continuing.

(d)                                 Requirements of Law.  Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on Base Rate.

(e)                                  Representations and Warranties.  Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(f)                                   Note.  Buyer shall have received the Note relating to any Purchased Assets, which is in form and substance satisfactory to Buyer in its sole discretion.

(g)                                  Material Adverse Change.  None of the following shall have occurred and/or be continuing:

(A)                               Buyer’s corporate bond rating as calculated by S&P or Moody’s (if applicable) has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;

(B)                               an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “lending market” for financing debt obligations secured by mortgage loans or servicing receivables or securities backed by mortgage loans or servicing receivables or an event or events shall have occurred resulting in Buyer not being able to finance the Note through the “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(C)                               there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement.

(h)                                 Fees.  Buyer shall have received payment in full of all fees and Expenses which are payable hereunder to Buyer on or before such date, provided that such amounts have been invoiced to the Seller.

(i)                                     Satisfaction of Conditions.  Each of the Funding Conditions, and with respect to any Transaction related to Servicing Advances, MSRVF1 Funding Conditions shall have been satisfied. To the extent a Transaction relates to Servicing Advances, the Administrator shall include the MSRVF1 Funding Conditions in each Funding Certification in addition to the Funding Conditions and present a “yes” or “no” answer beside such MSRVF1 Funding Conditions indicating whether such MSRVF1 Funding Conditions have been satisfied, as set forth in Section 4.3 of the Base Indenture.

ARTICLE VI

COVENANTS

Seller covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred:

Section 6.01                                      Litigation.  Seller will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all material litigation, actions, suits, arbitrations, investigations (including any of the foregoing which are, to such Seller’s knowledge, threatened or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $[***] or in the aggregate in an amount greater than $[***], or (iii)  which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.  Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

Section 6.02                                      Prohibition of Fundamental Changes.  Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Seller may merge or consolidate with (a) any Person so long as no Change in Control has occurred, or (b) any other Person if Seller is the surviving entity; and provided further, that if after giving effect thereto, no Default would exist hereunder.

Section 6.03                                      Reserved.

Section 6.04                                      Asset Schedule.  Seller shall at all times maintain a current list (which may be stored in electronic form) of the Note and increases and decreases in the outstanding VFN Principal Balance thereof.

Section 6.05                                      No Adverse Claims.  Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Assets against all adverse claims and demands.

Section 6.06                                      Assignment.  Except as permitted herein, Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section 6.06 shall not prevent any transfer or pledge of Purchased Assets in accordance with the Program Agreements.

Section 6.07                                      Security Interest.  Seller shall do all things necessary to preserve the Purchased Assets so that they remain subject to a first priority perfected security interest hereunder, in each case subject to the security interest of the Indenture Trustee and of Ginnie Mae, to the extent applicable.  Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets to comply with all applicable rules, regulations and other laws.  Seller will not allow any default for which Seller is responsible to occur under any Purchased Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets and any Program Agreement.

Section 6.08                                      Records.

(a)                                 Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice for assets similar to the Purchased Assets, including those maintained pursuant to Section 6.09, and all such Records shall be in Seller’s or Buyer’s possession (or in the possession of an Eligible Subservicer) unless Buyer otherwise approves.  Seller or an Eligible Subservicer will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and preserve them against loss.

(b)                                 For so long as Buyer has an interest in or lien on any Purchased Assets, Seller will hold or cause to be held all related Records in trust for Buyer.  Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(c)                                  Subject to the confidentiality provisions of this Agreement and the other Program Agreements, upon reasonable advance notice from Buyer, Seller shall (x) make any and all such Records available to Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of any reasonably requested portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with a Responsible Officer of Seller and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

Section 6.09                                      Books.  Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Buyer.

Section 6.10                                      Approvals.  Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business strictly in accordance with applicable law.

Section 6.11                                      Material Change in Business.  Seller shall not engage in any business other than mortgage-related or real estate owned property-related activities unless Seller provides written notice to Administrative Agent and Administrative Agent approves such business in its sole good faith discretion.

Section 6.12                                      Distributions.  If an Event of Default has occurred and is continuing, Seller shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

Section 6.13                                      Applicable Law.  Seller shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

Section 6.14                                      Existence.  Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

Section 6.15                                      Chief Executive Office; Jurisdiction of Organization.  Seller shall not move its chief executive office from the address referred to in Section 3.17 or change its jurisdiction of organization from the jurisdiction referred to in Section 3.17 unless it shall have provided Buyer at least thirty (30) days’ prior written notice of such change.

Section 6.16                                      Taxes.  Seller shall timely file (which filings shall be considered “timely” if made pursuant to a validly obtained extension for such filing) all tax returns that are required to be filed by it and shall timely pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

Section 6.17                                      Transactions with Affiliates.  Other than the purchase of the Note, Seller will not enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) does not result in a Default hereunder and (b)  is upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person who is not an Affiliate, or make a payment that is not otherwise permitted by this Section 6.17 to any Affiliate.

Section 6.18                                      [Reserved].

Section 6.19                                      Indebtedness.  Seller shall not incur any additional material Indebtedness other than (i) the Existing Indebtedness specified on Exhibit B hereto; (ii) Indebtedness incurred with Buyer or its Affiliates; (iii) Indebtedness incurred in connection with new or existing secured lending facilities (including facilities secured by mortgage servicing rights, early buy-out loans, or other mortgage assets) and (iv) usual and customary accounts payable for a mortgage company, without the prior written consent of Buyer (such consent not to be unreasonably withheld).

Section 6.20                                      True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of Seller, any Affiliate thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller are and will be true and complete in all material respects and will not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

Section 6.21                                      No Pledge.  Except as contemplated by the Program Agreements, Seller shall not pledge, grant a security interest or assign any existing or future rights to service any of the Repurchase Assets or pledge or grant to any other Person any security interest in the Note.

Section 6.22                                      Plan Assets.  Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in section 4975(e)(1) of the Code that is subject to Section 4975 of the Code.  Transactions to or with Seller shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of section 3(32) of ERISA which would be violated by the Transactions contemplated hereunder.

Section 6.23                                      [Reserved].

Section 6.24                                      Modification of the Base Indenture and Series 2018-VF1 Indenture Supplement.  Seller shall not consent with respect to any of the Base Indenture and the Series 2018-VF1 Indenture Supplement related to the Purchased Assets, to (i) the modification, amendment or termination of such the Base Indenture and the Series 2018-VF1 Indenture Supplement, (ii) the waiver of any provision of the Base Indenture and the Series 2018-VF1 Indenture Supplement, or (iii) the resignation of AmeriHome as servicer under the Base Indenture and the Series 2018-VF1 Indenture Supplement, or the assignment, transfer, or material delegation of any of its rights or obligations, under such the Base Indenture and the Series 2018-VF1 Indenture Supplement, without the prior written consent of Buyer exercised in Buyer’s sole discretion.

Section 6.25                                      Reporting Requirements.

(a)                                 Seller shall furnish to Buyer: (i) promptly, copies of any material and adverse notices (including notices of defaults, termination events, or breaches) and any material adverse financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lenders; (ii) promptly, notice of the occurrence of (1) any Event of Default hereunder, (2) any default or material breach by Seller of any obligation under any Program Agreement or (3) the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default; and (iii) the following:

(1)                                 as soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited balance sheet of Seller, as at the end of such period and the related unaudited consolidated statements of income for Seller for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(2)                                 as soon as available and in any event no later than the last day of the third month following the end of each fiscal year of Seller, the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and member’s equity and of cash flows for Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

(3)                                 such other prepared statements that Buyer may reasonably request;

(4)                                 from time to time such other information regarding the financial condition, operations, or business of Seller as Buyer may reasonably request;

(5)                                 as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of Seller has knowledge of the occurrence of any ERISA Event of Termination, stating the particulars of such ERISA Event of Termination in reasonable detail;

(6)                                 as soon as reasonably possible, and in any event within the timeframes specified below, notice of any of the following events:

a.                                      within thirty (30) days of knowledge thereof, any material dispute, litigation, investigation, proceeding or suspension between Seller on the one hand, and any Governmental Authority or any Person;

b.                                      within thirty (30) days of knowledge thereof, any material issues raised upon examination of Seller or Seller’s facilities by any Governmental Authority;

c.                                       within five (5) days of knowledge thereof, any material change in the Indebtedness of Seller, including any default, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

d.                                      within five (5) days of knowledge thereof, promptly upon receipt of notice or knowledge of any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Assets; and

e.                                       within five (5) days of knowledge thereof, any other event, circumstance or condition that has resulted, or has a reasonable possibility of resulting, in a Material Adverse Effect with respect to Seller; and

(7)                                 on a quarterly basis, an update to the historical hedge performance table comparing changes in fair value of MSR to changes in fair value of MSR net of hedges, in a format mutually agreeable to the Buyer and the Seller.

(b)                                 Officer’s Certificates.  Seller will furnish to Buyer, at the time Seller furnishes each set of financial statements pursuant to Section 6.25(a)(iii)(1) or (2) above, an Officer’s Compliance Certificate of Seller in the form of Exhibit A to the MLRA Pricing Side Letter.  As part of such Officer’s Certificate, the Seller will provide Buyer with a list of (i) any material action, dispute, notice, litigation, investigation, proceeding or suspension pending with respect to which Seller has received service of process or other form of notice or, to the best of Seller’s knowledge, threatened against it, before any court, administrative, Governmental Authority or other regulatory body or tribunal which is reasonably expected, in Seller’s good faith discretion as of such date with such information available to it, if adversely decided, to have a Material Adverse Effect, and (ii) any material issues raised upon examination of Seller or Seller’s facilities by any Governmental Authority, to the extent it may disclose such information without violating confidentiality restrictions related thereto;

(c)                                  Other.  Seller shall deliver to Buyer any other reports or information reasonably requested by Buyer and mutually agreed to by the Seller or as otherwise required pursuant to this Agreement and the Indenture (including all reports and information delivered by the Issuer, the Administrator or the Indenture Trustee relating to the Note).

(d)                                 Regulatory Reporting Compliance.  Seller shall, on or before the last Business Day of the fifth (5th) month following the end of each of Seller’s (or if the Mortgage Loans are subserviced by an Eligible Subservicer, the Subservicer’s) fiscal years, beginning with the fiscal year ending in 2018, deliver to Buyer a an Officer’s Certificate that satisfies the requirements of Item 1123 of Regulation AB.

Section 6.26                                      Servicer Administration.  If at any time AmeriHome intends to service the Mortgage Loans directly without a subservicer, AmeriHome shall not less than [***] prior to the anticipated servicing transfer date, provide notice to the Administrative Agent of such intention and solicit the Administrative Agent’s prior written consent, which the Administrative Agent shall have [***] from the receipt of the notice to provide and which consent may not be unreasonably withheld.  If the Administrative Agent does not respond to the request for consent within the [***], such consent shall be deemed to have been provided.  If the Administrative Agent denies the request for consent in writing, then AmeriHome shall either continue to service the Mortgage Loans through a subservicer or repurchase the Note not later than the later of (x) the [***] following receipt of the Administrative Agent’s denial letter or (y) such anticipated servicing transfer date.

Section 6.27                                      [Reserved].

Section 6.28                                      [Reserved].

Section 6.29                                      MSR Valuation.  To the extent not otherwise provided pursuant to the terms of the Base Indenture, on each date on which the Officer’s Compliance Certificate is delivered, Seller shall provide a detailed summary of the Market Value Percentage of MSRs most recently delivered in the Market Value Report.

ARTICLE VII

DEFAULTS/RIGHTS AND REMEDIES OF BUYER UPON DEFAULT

Section 7.01                                      Events of Default.  Each of the following events or circumstances shall constitute an “Event of Default”:

(a)                                 Payment Failure.  Failure of Seller to (i) make any payment of (A) Price Differential, provided that if such failure is caused by operational mistake, Seller shall have [***] to cure such failure following knowledge thereof, or (B) Repurchase Price or any other sum which has become due, in each case, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Seller to Administrative Agent (on behalf of Buyers) or (ii) cure any Margin Deficit when due pursuant to Section 2.05.

(b)                                 Cross Default.  (i) An Event of Default (as defined in the Indenture) has occurred and is continuing under the Indenture or the PC Repurchase Agreement or an Event of Default (as defined in the  Other Repurchase Agreements) has occurred and is continuing under any Repurchase Document, or (ii) Seller or Affiliates thereof shall be in default under (A) any Indebtedness, in the aggregate, in excess of $[***] with respect to Seller or of such Affiliate thereof which default (1) involves the failure to pay a matured obligation past any applicable cure periods provided for under such Indebtedness, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (B) any other contract in excess of $[***] to which Seller or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation past any applicable cure periods provided for under such contract, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract, or (C) any Indebtedness of Seller owed under a “to be allocated” (TBA) commitment or a master securities contract which default has resulted in the acceleration of the maturity of all obligations by any other party to or beneficiary with respect to such Indebtedness.

(c)                                  Assignment.  Assignment or attempted assignment by Seller of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets to any person other than Buyer.

(d)                                 Insolvency.  An Act of Insolvency shall have occurred with respect to Seller or Aris Mortgage Holding Company, LLC.

(e)                                  Material Adverse Effect.  The occurrence of a Material Adverse Effect.

(f)                                   Breach of Financial Representation or Covenant or Obligation.  A breach by Seller of any of the representations, warranties or covenants or obligations set forth in Section 2 of the Pricing Side Letter (Financial Covenants), or in Sections 3.01 (Seller Existence (solely as to existence)), 3.07 (Solvency), Section 3.22 (Other Indebtedness), Section 6.02 (Prohibition of Fundamental Changes), Section 6.12 (Distributions), Section 6.14 (Existence (solely as to existence)), Section 6.19 (Indebtedness), Section 6.21 (No Pledge) or Section 6.22 (Plan Assets) of this Agreement.

(g)                                  Additional Breach of Non-Financial Representation or Covenant.  A breach by Seller of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 7.01(f) above), or any other Program Agreement, if such breach is not cured within [***] of Seller’s knowledge thereof.

(h)                                 Change in Control.  The occurrence of a Change in Control.

(i)                                     Failure to Transfer.  Seller fails to transfer the Purchased Assets to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price).

(j)                                    Judgment.  A final judgment or judgments for the payment of money in excess of $[***] individually or in excess of $[***] in the aggregate shall be rendered against Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof.

(k)                                 Government Action.  Any Governmental Authority or any Person acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, or shall have taken any action to displace the management of Seller or to curtail its authority in the conduct of the business of Seller or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller as an issuer, buyer or a seller/servicer of mortgage loans or securities backed thereby, and such action provided for in this subparagraph (k) shall not have been discontinued or stayed within [***].

(l)                                     Inability to Perform.  A Responsible Officer of Seller shall admit in writing its inability to, or its intention not to, perform any of Seller’s Obligations hereunder.

(m)                             Security Interest.  This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Repurchase Assets purported to be covered hereby.

(n)                                 Financial Statements.  Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import.

(o)                                 Validity of Agreement.  For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or Seller or any Affiliate of Seller shall seek to disaffirm, terminate, limit or reduce (except as may be negotiated in good faith by the parties hereto) its Obligations hereunder.

(p)                                 Reserved.

Section 7.02                                      No Waiver.  An Event of Default shall be deemed to be continuing unless cured or expressly waived by Buyer in writing.

Section 7.03                                      Due and Payable.  Upon the occurrence of any Event of Default which has not been waived in writing by Buyer, Buyer may, by notice to Seller, declare all Obligations to be immediately due and payable, and any obligation of Buyer to enter into Transactions with Seller shall thereupon immediately terminate.  Upon such declaration, the Obligations shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(d), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of Buyer to enter into Transactions with Seller shall immediately terminate.  Buyer may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Buyer, whether under this Agreement or any other Program Agreement or afforded by applicable law.

Section 7.04                                      Fees.  The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law.  Seller agrees to pay to Buyer reasonable external attorneys’ fees and reasonable third party legal expenses incurred in enforcing Buyer’s rights, powers and remedies under this Agreement and each other Program Agreement.

Section 7.05                                      Default Rate.  Without regard to whether Buyer has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable Margin in respect of the Pricing Rate shall be increased, to the extent permitted by law, as set forth in clause (ii) of the definition of “Margin”.

ARTICLE VIII

ENTIRE AGREEMENT; AMENDMENTS
AND WAIVERS; SEPARATE ACTIONS BY BUYER

Section 8.01                                      Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or any of the Program Agreements, nor consent to the departure by Seller therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given.

Section 8.02                                      Waivers, Separate Actions by Buyer.  Any amendment or waiver effected in accordance with this Article VIII shall be binding upon Buyer and Seller; and Buyer’s failure to insist upon the strict performance of any term, condition or other provision of this

Agreement or any of the Program Agreements, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by Buyer of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement or any of the Program Agreements, and each and every term, condition and other provision of this Agreement and the Program Agreements shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith.  The occurrence of an Event of Default hereunder or under any of the Program Agreements shall be deemed to be continuing unless and until cured or waived in writing by Buyer.

ARTICLE IX

SUCCESSORS AND ASSIGNS

Section 9.01                                      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, any portion thereof, or any interest therein.  Seller shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of Buyer.

Section 9.02                                      Participations and Transfers.

(a)                                 Buyer may in accordance with applicable law at any time sell to one or more banks or other entities (“Participants”) participating interests in all or a portion of Buyer’s rights and obligations under this Agreement and the other Program Agreements; provided, that (i) Seller has consented to such sale; provided, however, Seller’s consent shall not be required in the event that (A) such Participant is an Affiliate of Buyer or (B) an Event of Default has occurred; (ii) each such sale shall represent an interest in a Transaction in a Purchase Price of $1,000,000 or more and (iii) other than with respect to a participating interest consisting of a pro rata interest in all payments due to Buyer under this Agreement and prior to an Event of Default Buyer receives an opinion of a nationally recognized tax counsel experienced in such matters that such sale will not result in the Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes or foreign tax purposes.  In the event of any such sale by Buyer of participating interests to a Participant, Buyer shall remain a party to the Transaction for all purposes under this Agreement and the Program Agreements and Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the Program Agreements. Buyer shall provide notice to Ginnie Mae within five (5) Business Days of any participation made in accordance with this Section 9.02(a).

(b)                                 Buyer may in accordance with applicable law at any time assign, pledge, hypothecate, or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person (each, a “Transferee”) all or a portion of Buyer’s rights and obligations under this Agreement so long as a Noteholder of an MBS Advance VFN continues to own interests in the outstanding Series of VFNs in an aggregate amount that equals or exceeds the amount required to avoid an Early Amortization Event under any outstanding Series of Term Notes; provided, that (i) Seller has consented to such assignment, pledge, hypothecation, or other transfer; provided, however, Seller’s consent shall not be required in the event that (A) such Transferee is an Affiliate of Buyer or (B) an Event of Default has occurred; (ii) absent an Event of Default, Buyer shall give at least ten (10) days’ prior notice thereof to Seller; (iii) that each such sale shall represent an interest in the Transactions in an aggregate Purchase Price of $1,000,000 or more; (iv) such Transferee shall have also acquired the same percentage interest in each other Series of Variable Funding Notes, unless such Transferee is an Affiliate of Buyer or unless Ginnie Mae has consented in writing to waive this requirement; and (v) other than with respect to an assignment, pledge, hypothecation or transfer consisting of a pro rata interest in all payments due to Buyer under this Agreement and prior to an Event of Default Buyer received an opinion of a nationally recognized tax counsel experienced in such matters that such assignment, pledge, hypothecation or transfer will not result in the Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes or foreign tax purposes. Buyer shall provide notice to Ginnie Mae within five (5) Business Days of any assignment, pledge or hypothecation made in accordance with this Section 9.02(b). In the event of any such assignment, pledge, hypothecation or transfer by Buyer of Buyer’s rights under this Agreement and the other Program Agreements, Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement.  In addition, nothing under this Section 9.02(b) shall relieve the Buyer of its obligations to transfer Purchased Assets and Repurchase Assets to Seller (and not substitutions thereof) pursuant to the terms hereof.

(c)                                  All actions taken by Buyer pursuant to this Section 9.02 shall be at the expense of Buyer.  Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller, in each case provided that such party has agreed in writing to hold in confidence all such information in accordance with the terms of this Agreement.

Section 9.03                                      Buyer and Transaction Register.

(a)                                 Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 9.03, from and after the effective date specified in each assignment and acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of Buyer under this Agreement.  Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 9.03 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 9.02.

(b)                                 Seller or an agent of Seller shall maintain a register (the “Transaction Register”) on which it will record the Transactions entered into hereunder, and each assignment and acceptance and participation.  The Transaction Register shall include the names and addresses of Buyers (including all assignees, successors and Participants), and the Purchase Price of the Transactions entered into by Buyer.  Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such Transactions.  If Buyer sells a participation in any Transaction, it shall provide Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable law or governmental regulation or procedure.  The entries in the Transaction Register shall be prima facie conclusive and binding, and Seller may treat each Person whose name is recorded in the Transaction Register as the owner of the Transactions recorded therein for purposes of this Agreement.  No assignment or participation shall be effective until it is recorded in the Transaction Register.

ARTICLE X

MISCELLANEOUS

Section 10.01                               Survival.  This Agreement and the other Program Agreements and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the entering into of the Transaction and shall continue in full force and effect so long as any Obligations are outstanding and unpaid.

Section 10.02                               Indemnification.  Seller shall, and hereby agrees to, indemnify, defend and hold harmless Buyer, any Affiliate of Buyer and their respective directors, officers, agents, employees and advisors (each, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any Indemnified Party (except to the extent that the foregoing resulted from the gross negligence or willful misconduct of an Indemnified Party) as a consequence of, or arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to, (i) this Agreement or any other Program Agreement or the transactions contemplated hereby or thereby, (ii) Seller’s servicing practices or procedures; (iii) any actual or proposed use by Seller of the proceeds of the Purchase Price, (iv) a default by Seller in making any prepayment of Repurchase Price after Seller has given a notice thereof in accordance with Section 2.03, and (v) any Default, Event of Default or any other material breach by Seller of any of the provisions of this Agreement or any other Program Agreement, including amounts paid in settlement, court costs and reasonable third-party fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing.  If and to the extent that any Obligations are unenforceable for any reason, Seller hereby agrees to pay such lesser amount in satisfaction of such Obligations as is permissible under applicable law.  Seller’s obligations set forth in this Section 10.02 shall survive any termination of this Agreement and each other Program Agreement and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or otherwise.  In addition, Seller shall, upon demand, pay to Buyer all reasonable third-party costs and Expenses (including the reasonable third-party fees and disbursements of counsel) paid or incurred by Buyer in (i) enforcing or defending its rights under or in respect of this Agreement or any other Program Agreement, (ii) collecting the Purchase Price outstanding, (iii) foreclosing or otherwise collecting upon any Repurchase Assets and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing. This Section shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 10.03                               Nonliability of Buyer.  The parties hereto agree that, notwithstanding any affiliation that may exist between Seller and Buyer, the relationship between Seller and Buyer shall be solely that of arms-length participants.  Buyer shall not have any fiduciary responsibilities to Seller.  Seller (i) agrees that Buyer shall not have any liability to Seller (whether sounding in tort, contract or otherwise) for losses suffered by Seller in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this agreement, the other loan documents or any other agreement entered into in connection herewith or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on Buyer, that such losses were the result of acts or omissions on the part of Buyer constituting gross negligence or willful misconduct and (ii) waives, releases and agrees not to sue upon any claim against Buyer (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or willful misconduct.  Whether or not such damages are related to a claim that is subject to such waiver and whether or not such waiver is effective, Buyer shall not have any liability with respect to, and Seller hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by Seller in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other loan documents or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a judgment of a court that is binding on Buyer, that such damages were the result of acts or omissions on the part of Buyer, as applicable, constituting willful misconduct or gross negligence.

Section 10.04                               Governing Law; Submission to Jurisdiction; Waivers.

(a)                                 This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any recourse to, any direct or indirect parent or other Affiliate of Buyer.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)                                 EACH OF THE PARTIES HERETO AND BUYER, BY ITS ACCEPTANCE OF THE NOTE, HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i)                                     SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii)                                  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY

LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii)                               AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING;

(iv)                              AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(v)                                 WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY.

Section 10.05                               Notices.  Any and all notices (with the exception of Transaction Notices, which shall be delivered via electronic transmission only), statements, demands or other communications hereunder may be given by a party to the other by mail, email, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.  All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to Seller:

AmeriHome Mortgage Company, LLC

1 Baxter Way, Suite 300,

Thousand Oaks, California 91362-3888

Attention:

Phone Number:

E-mail:

With copies to:

AmeriHome Mortgage Company, LLC

1 Baxter Way, Suite 300,

Thousand Oaks, California 91362-3888

Attention:

Phone Number:

E-mail:

and:

AmeriHome Mortgage Company, LLC

1 Baxter Way, Suite 300,

Thousand Oaks, California 91362-3888

Attention:

E-mail:

If to Buyer:

For Transaction Notice:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 2nd floor

New York, NY  10010

Attention:  Christopher Bergs, Resi Mortgage Warehouse Ops

Phone:  212-538-5087

E-mail:  christopher.bergs@credit-suisse.com

with a copy to:

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, NY  10010

Attention:  Margaret Dellafera

Phone Number:  212-325-6471

E-mail:  margaret.dellafera@credit-suisse.com

For all other Notices:

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, NY 10010

Attention:  Margaret Dellafera

Phone Number:  212-325-6471

E-mail:  margaret.dellafera@credit-suisse.com

Section 10.06                               Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.  In case any provision in or obligation under this Agreement or any other Program Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.07                               Section Headings.  The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.08                               Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.09                               Periodic Due Diligence Review.  Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to Seller and the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agree that upon reasonable (but no less than five (5) Business Days’) prior written notice unless an Event of Default shall have occurred and be continuing, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of Seller’s business, to examine, inspect, and make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller, subject to the confidentiality provisions of this Agreement and the other Program Agreements.  Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Assets.  Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into a Transaction related to any Purchased Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets related to a Transaction.  Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller.  So long as an Event of Default shall not have occurred and be continuing, all on-site inspections pursuant to this Section 10.08 (together with any on-site inspections performed pursuant to the Indenture or any other Program Agreements) shall be limited to one (1) per calendar year, and any costs related thereto (together with any on-site inspections performed pursuant to the Indenture or any other Program Agreements) shall not exceed $[***] (any additional cost shall not be deemed a reimbursable Expense hereunder).

Section 10.10                               Hypothecation or Pledge of Repurchase Assets.  Buyer shall have free and unrestricted use of all Repurchase Assets and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with all or a portion of the Repurchase Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of the Repurchase Assets; provided that prior to an Event of Default, such pledge, repledge, transfer, hypothecation or rehypothecation is treated as a financing or hedging transaction for U.S. federal income tax purposes or a pro rata interest in all payments due to Buyer under this Agreement; provided, further that other than with respect to a pro rata interest in all payments due to Buyer under this Agreement and prior to an Event of Default Buyer receives an opinion of a nationally recognized tax counsel experienced in such matters that such repurchase transaction, pledge, repledge, transfer, hypothecation or rehypothecation will not result in the Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes; provided, further, that nothing under this Section 10.10 shall relieve the Buyer of its obligations to transfer Purchased Assets and Repurchase Assets to Seller (and not substitutions thereof) pursuant to the terms hereof.

Section 10.11                               Confidentiality; Non-Confidentiality of Tax Treatment.

(a)                                 This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer or Seller, as applicable and shall be held by each party hereto, as applicable in strict confidence and shall not be disclosed to any third party without the written consent of Buyer or Seller, except for (i) disclosure to Buyer’s or Seller’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreements, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that no party may disclose the name of or identifying information with respect to Buyer or Seller or any pricing terms (including the Pricing Rate, the Purchase Price Percentage or the Purchase Price) or other nonpublic business or financial information (including any sublimits) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the affected party.

(b)                                 Notwithstanding anything in this Agreement to the contrary, the parties hereto shall comply with all applicable local, state and federal laws, including all privacy and data protection law, rules and regulations that are applicable to the Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”).  Each party hereto understands that the Confidential Information may contain “nonpublic personal information,” as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws.  Each party hereto shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of each other party hereto and their Affiliates which such party holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information.  Each party shall implement appropriate measures to meet the objectives of Section 501(b) of the GLB Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Upon request, each party hereto will provide evidence reasonably satisfactory to the other party to confirm that the providing party has satisfied its obligations as required under this Section 10.11.  Without limitation, this may include review of audits, summaries of test results, and other equivalent evaluations (in each case to the extent the party asked to disclose such information has the authority to do so).  Each party shall notify the other party immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of the other party or its Affiliates, to the extent such information was provided directly to the notifying party by such affected party or its Affiliate.  Each party experiencing such material breach or compromise shall provide such notice by electronic mail or by personal delivery, by overnight courier with confirmation of receipt to the other party.

Section 10.12                               Set-off.  In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right during the continuation of an Event of Default, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from Seller or any Affiliate thereof to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to Seller), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Seller or any Affiliate thereof.  Buyer agrees promptly to notify Seller after any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 10.13                               Intent.

(a)                                 The parties recognize that each Transaction is a “master netting agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.

(b)                                 It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 7.03 is a contractual right to liquidate such Transaction as described in Sections 555 and Section 561 of Title 11 of the United States Code, as amended.

(c)                                  The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)                                 It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)                                  This Agreement is intended to be a “securities contract,” within the meaning of Section 555 under the Bankruptcy Code, and a “master netting agreement,” within the meaning of Section 561 under the Bankruptcy Code.

(f)                                   It is the intention of the parties that, for U.S. federal income tax purposes and for accounting purposes, each Transaction constitute a financing with Seller incurring an indebtedness, and that Seller be (except to the extent that Buyer shall have exercised its remedies following an Event of Default) the owner of the Purchased Assets for such purposes.  Unless prohibited by applicable law, Seller and Buyer shall treat the Transactions as described in the preceding sentence (including on any and all filings with any U.S. federal, state, or local taxing authority and agree not to take any action inconsistent with such treatment).

Section 10.14                               Amendment and Restatement; Consent.  As of the date hereof, the terms and conditions of the Original Repurchase Agreement shall be amended and restated as set forth herein and the Original Repurchase Agreement shall be superseded by this Agreement.  The rights and obligations of the parties evidenced by the Original Repurchase Agreement shall be evidenced by this Agreement and shall continue to be in full force and effect as set forth in this Agreement.  Each of the Buyer, Seller and the Administrative Agent, hereby consents to this Agreement and acknowledges and agrees that the amendments effected by this Agreement shall become effective on the Effective Date.

IN WITNESS WHEREOF, Seller and Buyer have caused this Master Repurchase Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Buyer

By:	/s/ Dominic Obaditch
Name: Dominic Obaditch
Title: Authorized Signatory

By:	/s/ Margaret D. Dellafera
Name: Margaret D. Dellafera
Title: Authorized Signatory

[Signature Page to A&R Series 2018-VF1 Master Repurchase Agreement]

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
Name: Dominic Obaditch
Title: Vice President

[Signature Page to A&R Series 2018-VF1 Master Repurchase Agreement]

AMERIHOME MORTGAGE COMPANY, LLC, as Seller

By:	/s/ James Furash
Name: James Furash
Title: CEO

[Signature Page to A&R Series 2018-VF1 Master Repurchase Agreement]

SCHEDULE 1

RESPONSIBLE OFFICERS — SELLER

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Responsible Officers for execution of Program Agreements and amendments:

Name	Title	Signature

Responsible Officers for execution of Transaction Notices and day-to-day operational functions:

Name	Title	Signature

Schedule 1-1

SCHEDULE 2

ASSET SCHEDULE

Schedule 2-1

SCHEDULE 3

BUYER ACCOUNT

Schedule 3-1

EXHIBIT A

FORM OF TRANSACTION NOTICE

Exhibit A-1

EXHIBIT B

EXISTING INDEBTEDNESS

[See Attached]

Exhibit B-1